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Exhibit 23.2

Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 28, 2010 with respect to the consolidated financial statements and schedules of Thermon Holdings, LLC included in the Registration Statement (Form S-1) and related Prospectus of Thermon Group Holdings, Inc. for the registration of shares of common stock of Thermon Group Holdings, Inc.

/s/ Meyers Norris Penny LLP
Calgary, Alberta March 31, 2011	Chartered Accountants

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  Exhibit 23.2
Consent of Independent Auditors